Exhibit 32(b)
Section 1350 Certification
We, Armando J. Olivera and Armando Pimentel, Jr., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)

The Quarterly Report on Form 10-Q of Florida Power & Light Company (FPL) for the quarterly period ended June 30, 2008 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of FPL.

Dated: July 31, 2008

ARMANDO J. OLIVERA

Armando J. Olivera President and Chief Executive Officer of Florida Power & Light Company

ARMANDO PIMENTEL, JR.

Armando Pimentel, Jr. Executive Vice President, Finance and Chief Financial Officer of Florida Power & Light Company

A signed original of this written statement required by Section 906 has been provided to FPL and will be retained by FPL and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of FPL under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).